                                                                    EXHIBIT 99.4

UNAUDITED FINANCIAL STATEMENTS OF AG-CHEM EQUIPMENT CO., INC. FOR ITS QUARTER ENDED DECEMBER 31, 2000.

CONSOLIDATED BALANCE SHEETS
Ag-Chem Equipment Co., Inc. and Subsidiaries
(Dollars in Thousands except Share Amounts)
           (UNAUDITED)
--------------------------------------------------------------------------------

                                                                       December 31,      September 30,
                           ASSETS                                          2000               2000
                           ------                                      ------------      -------------
CURRENT ASSETS:
     Cash and cash equivalents                                           $    135          $     --
     Accounts receivable, less allowance for
       doubtful accounts of $922 and $869, respectively                    13,245            14,752
     Notes receivable, current portion, and
       accrued interest receivable                                          2,803             2,741
     Inventories (note 3)                                                 104,739            89,319
     Deferred income tax benefits, net                                      5,800             5,800
     Prepaid expenses and other current assets                              2,408               353
                                                                         --------          --------
        Total current assets                                              129,130           112,965
                                                                         --------          --------

PROPERTY, PLANT AND EQUIPMENT, NET OF ACCUMULATED
  DEPRECIATION OF $46,071 AND $45,204, RESPECTIVELY                        37,720            38,570

OTHER ASSETS:
     Notes receivable, less current maturities                              1,306             1,419
     Intangible and other assets, net of accumulated
        amortization of $2,502 and $4,333, respectively                     1,995             2,745
                                                                         --------          --------
        Total other assets                                                  3,301             4,164
                                                                         --------          --------

Total assets                                                             $170,151          $155,699
                                                                         ========          ========

See accompanying condensed notes to interim consolidated financial statements.


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

CONSOLIDATED BALANCE SHEETS
Ag-Chem Equipment Co., Inc. and Subsidiaries
(Dollars in Thousands except Share Amounts)
           (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                  December 31,    September 30,
     LIABILITIES AND STOCKHOLDERS' EQUITY                                             2000             2000
     ------------------------------------                                         ------------    -------------
CURRENT LIABILITIES:
     Current installments of long-term debt                                        $   5,819        $   6,178
     Notes payable to banks                                                           22,705           17,265
     Accounts payable                                                                 16,851           12,036
     Checks outstanding in excess of cash balances                                        --               39
     Customer prepayments                                                             15,639            5,380
     Accrued expenses (note 4)                                                        16,948           17,695
     Deferred revenue                                                                    802              527
     Accrued income taxes                                                                 --            1,027
                                                                                   ---------        ---------
Total current liabilities                                                             78,764           60,147
                                                                                   ---------        ---------

LONG-TERM DEBT, LESS CURRENT INSTALLMENTS                                             23,921           23,854
                                                                                   ---------        ---------

Total liabilities                                                                    102,685           84,001
                                                                                   ---------        ---------

STOCKHOLDERS' EQUITY:
     Common stock, $.01 par value
         authorized, 40,000,000 shares; issued and
         outstanding, 9,579,868 shares                                                    96               96
     Additional paid-in capital                                                        1,116            1,116
     Retained earnings                                                                66,669           70,896
     Accumulated other comprehensive loss                                               (415)            (410)
                                                                                   ---------        ---------
     Total stockholders' equity                                                       67,466           71,698
                                                                                   ---------        ---------
Total liabilities and stockholders' equity                                         $ 170,151        $ 155,699
                                                                                   =========        =========

See accompanying condensed notes to interim consolidated financial statements.


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

CONSOLIDATED STATEMENTS OF OPERATIONS
Ag-Chem Equipment Co., Inc. and Subsidiaries
(Amounts in Thousands except Per Share Amounts)
           (UNAUDITED)
--------------------------------------------------------------------------------

                                                             Three Months Ended December 31,
                                                             -------------------------------
                                                                2000                1999
                                                             -----------       -------------
Net sales                                                     $ 57,045           $ 58,708
Cost of sales                                                   44,906             44,622
                                                              --------           --------
     Gross profit                                               12,139             14,086

 Selling, general and administrative
     expenses                                                   15,588             16,220
Non-recurring merger-related costs                               3,433                 --
                                                              --------           --------
     Operating loss                                             (6,882)            (2,134)
                                                              --------           --------

Other income (expense):
     Income in (loss on) equity
          investment                                               258                (25)
     Other income                                                  809                763
     Interest expense                                             (823)            (1,778)
                                                              --------           --------
     Loss before income taxes                                   (6,638)            (3,174)

Income tax benefit                                              (2,411)            (1,150)
                                                              --------           --------

Net loss                                                      $ (4,227)          $ (2,024)
                                                              ========           ========

 Loss per share                                               $  (0.44)          $  (0.21)
                                                              ========           ========

Weighted average common shares
     outstanding                                                 9,580              9,592
                                                              ========           ========

See accompanying condensed notes to interim consolidated financial statements.


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

CONSOLIDATED STATEMENTS OF CASH FLOWS
Ag-Chem Equipment Co., Inc. and Subsidiaries
(Dollars in Thousands)
           (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                Three Months ended December 31,
                                                                               --------------------------------
                                                                                   2000                 1999
                                                                               -----------            ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                                                                    $(4,227)             $(2,024)

Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
     Depreciation and amortization                                                 1,103                  943
     Gain on sale of equipment                                                       (68)                 (21)
     (Income in) loss on equity investment                                          (258)                  25
     Increase in deferred income tax benefits                                         --               (1,295)
     Gain on currency fluctuations                                                  (158)                  --
     Changes in operating assets and liabilities:
          Accounts receivable                                                      1,594                2,243
          Operating notes receivable                                                  51                4,404
          Inventories                                                            (14,807)              (4,529)
          Prepaid expenses and other current assets                                   89                  203
          Accounts payable                                                         4,985                9,477
          Customer prepayments and deferred revenue                               10,535               17,324
          Accrued expenses                                                        (1,476)                (901)
          Income taxes                                                            (2,994)                  --
                                                                                 -------              -------
       Cash (used in) provided by operating activities                            (5,631)              25,849
                                                                                 -------              -------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of property and equipment                                             (490)                (873)
     Decrease in rental equipment                                                    797                4,000
     Proceeds from sale of equipment                                                  71                   21
     Equity investment                                                                --               (1,000)
     Distribution from equity investment                                             801                   --
     Decrease in other assets                                                          2                    5
                                                                                 -------              -------
       Cash provided by investing activities                                       1,181                2,153
                                                                                 -------              -------

(continued on next page)

See accompanying condensed notes to interim consolidated financial statements.


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

CONSOLIDATED STATEMENTS OF CASH FLOWS
Ag-Chem Equipment Co., Inc. and Subsidiaries
(Dollars in Thousands)
           (UNAUDITED)
--------------------------------------------------------------------------------

                                                                               Three Months ended December 31,
                                                                               -------------------------------
                                                                                   2000               1999
                                                                               ------------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Decrease in checks outstanding in excess of cash
        balances                                                                  $    (39)        $   (138)
     Proceeds from notes payable - banks                                            30,079           29,100
     Repayments of notes payable - banks                                           (25,000)         (51,648)
     Proceeds from long-term borrowings                                                374            9,500
     Repayments of long-term borrowings                                               (828)         (10,540)
     Purchase of common stock                                                           --              (38)
                                                                                  --------         --------
       Cash provided by (used in) financing activities                               4,586          (23,764)
                                                                                  --------         --------

     Effect of exchange on cash and cash
        equivalents                                                                     (1)             (25)
                                                                                  --------         --------

     Net change in cash and cash equivalents                                           135            4,213
     Cash and cash equivalents at beginning of
        period                                                                          --               --
                                                                                  --------         --------
     Cash and cash equivalents at end of period                                   $    135         $  4,213
                                                                                  ========         ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION: Cash paid during the period for:
       Interest                                                                   $  1,255         $    797
       Income taxes                                                               $    591         $  1,293

See accompanying condensed notes to interim consolidated financial statements.


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

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
Ag-Chem Equipment Co., Inc. and Subsidiaries
(Dollars in Thousands)
           (UNAUDITED)
--------------------------------------------------------------------------------

(1)    BASIS OF PRESENTATION

         The accompanying unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions in Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and footnotes thereto for the year ended September 30, 2000 included in the Company's annual report on Form 10-k. results of the interim periods are not necessarily indicative of the results for an entire year.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

         Product and service revenues are recognized upon shipment of goods to customers or upon performance of services, respectively. Revenues from rental contracts are earned and recognized based on the customer's usage of the rental equipment or the passage of time pursuant to terms of the rental contracts. The Company periodically receives prepayments from customers to secure either more favorable pricing or a desired delivery date. Customer prepayments are deferred until shipment of goods to customers occurs. Estimated reserves for future returns are established by the Company based on historical experience and current business factors and are charged against revenues in the same period as the corresponding sales are recorded. Estimated warranty costs are recorded in the same period as the corresponding sales based on historical and expected future warranty claim experience.

PHANTOM STOCK PLAN

         Some Ag-Chem employees are in possession of "phantom shares" of Ag-Chem stock pursuant to the Ag-Chem Equipment Co., Inc. 1998 Key Employee Phantom Stock Bonus Plan effective December 1, 1998. Phantom shares do not represent shares of Ag-Chem's common stock. Instead, phantom shares are a method of calculating potential bonus payments to employees. Under the plan, an aggregate of 85,750 phantom shares are outstanding. All phantom shares are required to be redeemed on November 30, 2001 if not sooner called by the Company. On the redemption date, Ag-Chem is required to make a cash payment to the employees equal to the difference between the grant price and the price of shares on the date of redemption. The grant price was $11 15/16, the closing price of Ag-Chem's shares on the date the plan was adopted. if the market price on the date of redemption is lower than the grant price, no cash payment is required to be made. If the price of Ag-Chem's common stock reaches $31 15/16, Ag-Chem has the right to call and redeem the phantom shares at that time. Under the plan, if a participant's employment is terminated, all rights under the plan are forfeited unless such termination is the result of death or permanent total disability, in which case the participant or his/her estate is entitled to receive a cash payment based upon the market price of Ag-Chem's common stock on the date of death or permanent total disability.

         Pursuant to the merger agreement (see Note 7), Ag-Chem has agreed that upon or prior to closing of the merger to terminate the Phantom Stock Bonus Plan and to make cash payments to its employees of approximately $13.86 per phantom share (the difference between $25.80 and the grant price of $11 15/16), aggregating $1,188. During the three-month period ended December 31, 2000, the Company recorded $1,066 of expense. This expense is related to anticipated merger and termination of this plan.


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

NEW ACCOUNTING PRONOUNCEMENTS

         Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133), effective for the Company on October 1, 2000, establishes new standards for recognizing certain derivatives as either assets or liabilities, and measuring those instruments at fair value. The Company adopted this standard on October 1, 2000 and recorded the fair value of its interest rate swap of $145 as an asset.

         In December 1999, the Securities and Exchange Commission (SEC) staff issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" (SAB 101). SAB 101 summarizes certain SEC staff views in applying accounting principles generally accepted in the United States of America to revenue recognition in financial statements. SAB 101 will be effective for the Company in the fourth quarter of fiscal year 2001. Ag-Chem is currently evaluating the impact of SAB 101 on its financial condition and results of operations.

         Reclassifications

         Certain reclassifications have been made in the fiscal 2000 financial statements to conform to the fiscal 2001 presentation.

(3)    INVENTORIES

       Inventories consist of the following:

                                                        December 31,   September 30,
                                                            2000           2000
                                                        ------------   -------------
                  Finished goods                         $  35,734       $ 32,599
                  Resale parts                              30,647         26,228
                  Work in process and raw materials         35,575         27,626
                                                         ---------       --------
                    Total                                  101,956         86,453
                  Less LIFO reserve                        (12,475)       (12,210)
                                                         ---------       --------
                    Total                                   89,481         74,243
                  Used equipment                            15,258         15,076
                                                         ---------       --------
                  Total inventories                      $ 104,739       $ 89,319
                                                         =========       ========

         If the first in, first out (FIFO) method utilizing current costs had been used for inventories valued using the LIFO method, net loss before tax would have been lower by $265 and $219 for the three-month periods ended December 31, 2000 and 1999, respectively.


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



(4)      ACCRUED EXPENSES

         Accrued expenses consist of the following:

                                                              December 31,    September 30,
                                                                  2000            2000
                                                              ------------    -------------
                                    Compensation                 $ 6,123         $ 5,523
                                    Warranty                       5,613           6,202
                                    Taxes other than income          620           1,116
                                    Insurance                      2,245           1,869
                                    Interest                         386             818
                                    Other                          1,961           2,167
                                                                 -------         -------
                                         Total                   $16,948         $17,695
                                                                 =======         =======

(5)      COMPREHENSIVE LOSS

         Comprehensive loss and its components, including all changes in equity during a period except those resulting from repurchase of the Company's stock, investments by owners or distributions to owners are as follows:

                                                                            Three Months ended
                                                                           ---------------------
                                                                                December 31,
                                                                           ---------------------
                                                                             2000          1999
                                                                           -------       -------
                                    Net loss                               $(4,227)      $(2,024)
                                     Other comprehensive loss:
                                         Foreign currency translation
                                              adjustment                        (5)          (25)
                                                                           -------       -------
                                     Total comprehensive loss              $(4,232)      $(2,049)
                                                                           =======       =======

(6)      NOTES PAYABLE TO BANKS

         The terms of the Company's amended credit line agreement include covenants that the Company must maintain. There are a number of standard affirmative covenants, as well as restrictive negative covenants as to additional borrowings and requirements for the Company to maintain certain financial ratios. These restrictive covenants include a minimum tangible net worth of $57,500 plus 50% of each fiscal year's net earnings, a ratio of total liabilities to tangible net worth, an interest coverage ratio and a working capital coverage ratio. There are additional limitations on mergers, acquisitions, disposal of assets, and capital expenditures. Due to the merger limitation, the line of credit will be due upon the closing of the proposed merger if the proper approvals are not obtained. (See additional discussion on the merger in Note 7).

         The Company was in violation of certain of these covenants as of December 31, 2000, however, the debt agreements have been amended and the Company obtained waivers of the events of default and is now in compliance.

         The Company believes it will be in compliance with its debt covenants up to the date of closing of the proposed merger.


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

(7)      BUSINESS COMBINATIONS

         On November 20, 2000, the Company announced it had agreed to be acquired by AGCO Corporation (AGCO). AGCO, headquartered in Duluth, Georgia, is a leading worldwide designer, manufacturer and distributor of agricultural equipment. Subject to customary regulatory and Ag-Chem shareholder approval, the transaction will merge the Company with a wholly owned subsidiary of AGCO. The Company's shareholders will receive $25.80 per share consisting of no more than $12.90 in AGCO stock and the remainder in cash. A special shareholder meeting to approve the acquisition is expected to occur on March 14, 2001.

         Pursuant to the merger agreement, Ag-Chem has agreed that upon or prior to closing of the merger to terminate the Phantom Stock Bonus Plan and to make cash payments to its employees of approximately $13.86 per phantom share (the difference between $25.80 and the grant price of $11 15/16), aggregating $1,188. During the three-month period ended December 31, 2000, the Company recorded $1,066 of expense. This expense is related to anticipated merger and termination of this plan.


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